Exhibit 11.2, Six Months Ended
                                 Form 10-Q, Commission File Number 1-12385

                         NEWPORT NEWS SHIPBUILDING INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)



                                                                                       Six Months Ended
                                                                                --------------------------
                                                                                    1997              1996
                                                                                -------------    ---------
Millions (Except Shares and Per Share Data)
NET EARNINGS:
Continuing Operations......................................................     $     27             $    37
Discontinued Operations....................................................            -                   -
                                                                                -------------        -------
                                                                                $     27             $    37
                                                                                =============        =======

Weighted average common shares outstanding.................................        34,626,133            N/A

NET EARNINGS PER SHARE - PRIMARY:
Continuing Operations......................................................     $    .76             $   N/A
Discontinued Operations....................................................            -                 N/A
                                                                                -------------        -------
                                                                                $    .76             $   N/A
                                                                                =============        =======

Common shares from above...................................................        34,626,133            N/A
Assumed exercise of options (treasury stock method)........................           450,207            N/A
                                                                                -------------        -------
                                                                                   35,076,340            N/A
                                                                                =============        =======
NET EARNINGS PER SHARE - FULLY DILUTED:
Continuing Operations......................................................     $    .75             $   N/A
Discontinued Operations....................................................            -                 N/A
                                                                                -------------        -------
                                                                                $    .75             $   N/A
                                                                                =============        =======

Common shares from above...................................................        34,626,133            N/A
Assumed exercise of options (treasury stock method)........................           634,299            N/A
                                                                                -------------        -------
                                                                                   35,260,432            N/A
                                                                                =============        =======

                                        14